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                                                                    EXHIBIT 21.1

                             SUBSIDIARIES OF THE REGISTRANT


1.        Kaneb Pipe Line Company LLC
2.        Kaneb Management Company LLC
3.        Martin Oil Corporation LLC
4.        Kaneb Investment LLC
5.        Kaneb Pipe Line Partners, L.P.
6.        Kaneb Pipe Line Operating Partnership, L.P.
7.        Support Terminals Operating Partnership, L.P.
8.        ST Services Ltd.
9.        ST Eastham Ltd.
10.       ST Linden Terminal, LLC
11.       Support Terminal Services, Inc.
12.       StanTrans, Inc.
13.       StanTrans Holding, Inc.
14.       StanTrans Partners, L.P.
15.       Shore Terminals LLC